SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2003

ENDOCARDIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22233	41-1724963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Energy Lane, Suite 110, St. Paul, Minnesota 55108

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (651) 523-6900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.                                          Other Events.

On August 20, 2003, Endocardial Solutions, Inc. (the “Company”) announced the sale of 1,558,826 shares of common stock, and on August 26, 2003, the Company announced the sale of an additional 173,203 shares of common stock, both transactions through a private placement to accredited investors on the same terms and conditions, representing a total of 1,732,039 shares for an aggregate amount of $7,361,123.  Proceeds from these sales of shares will be used for general working capital including expenses associated with the release of new products and with new product research and development.  Attached hereto as Exhibit 10.1 is the form of Stock Purchase Agreement used in both the August 20, 2003 and August 25, 2003 transactions among the Company and the Investors named in the respective Stock Purchase Agreements, as well as a copy of the Company’s press releases.

Item 7.                                          Financial Statements and Exhibits.

(c)                                 Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, dated August 20, 2003, among the Company and the Investors named therein
99.1	Press release, dated August 20, 2003
99.2	Press release, dated August 26, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                                                 August 26, 2003

ENDOCARDIAL SOLUTIONS, INC.

By:	/s/ J. Robert Paulson
J. Robert Paulson
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, used in transactions dated August 20, 2003, and August 25, 2003, among the Company and the Investors named therein
99.1	Press release, dated August 20, 2003
99.2	Press release, dated August 26, 2003